Exhibit 99.1
                                                                    ------------
        HERLEY ACHIEVES RECORD RESULTS FOR FOURTH QUARTER AND FISCAL YEAR
      INCOME FROM OPERATIONS INCREASED 29.2% TO $19.7 MILLION FOR THE YEAR,
         FOURTH QUARTER REVENUES UP 22.5%, FISCAL YEAR REVENUES UP 18.7%
       2003 PER SHARE EARNINGS FROM CONTINUING OPERATIONS INCREASED 12.0%

Lancaster, PA: October 7, 2003 - Herley Industries, Inc. (Nasdaq:HRLY) today reported record financial results for the fourth quarter and fiscal year ended August 3, 2003.

Results for the fourth quarter of fiscal 2003 are as follows:

     - Revenues were $31.0 million, a 22.5 percent increase over the same period last year.

     - Income from continuing operations increased 22.9 percent to $3.9 million, or $0.27 per share on a fully diluted basis on 14.6 million diluted average shares outstanding.

Results for the full year 2003 are as follows:

     - Revenues increased 18.7 percent to $110.2 million

     - Income from continuing operations was $13.9 million, up 29.9 percent over fiscal 2002, and $0.93 per share on a fully diluted basis, a 12.0 percent increase over the previous fiscal year.

John M. Kelley, President, stated, "Fiscal year 2003 was a record breaking year for Herley and also a year of change. We strengthened our management team and increased our commitment to international business markets. International revenues now account for approximately 36% of Herley's total revenues. The extent and success of our activities in foreign markets increases the number of potential revenue sources and clearly differentiates Herley from our peers."

Kelley continued, "Our interest and active involvement in acquisitions will continue in fiscal 2004. We will be aggressive, prudent and maintain our focus on target companies complimentary to Herley."

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has six locations and approximately 675 employees worldwide. Additional information about the company can be found on the Internet at www.herley.com

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands except per share data)

                                                          (Unaudited)
                                                      Thirteen weeks ended  53 weeks   52 weeks
                                                      --------------------   ended      ended
                                                      August 3,  July 28,   August 3,  July 28,
                                                        2003       2002       2003       2002
                                                      --------   --------   --------   --------

Net sales                                             $ 31,021   $ 25,329   $110,223   $ 92,881
                                                      --------   --------   --------   --------

Cost and expenses:
          Cost of products sold                         20,735     17,393     73,222     61,947
          Selling and administrative expenses            4,559      2,949     16,187     13,229
          Litigation costs                                  78      1,112      1,147      2,079
          Plant closing costs                              -          -          -          406
                                                      --------   --------   --------   --------
                                                        25,372     21,454     90,556     77,661
                                                      --------   --------   --------   --------

          Income from operations                         5,649      3,875     19,667     15,220
Other income, net                                          127        331        769        386
                                                      --------   --------   --------   --------

          Income from continuing operations
              before income taxes                        5,776      4,206     20,436     15,606
Provision for income taxes                               1,837      1,000      6,499      4,876
                                                      --------   --------   --------   --------

          Income from continuing operations              3,939      3,206     13,937     10,730
Loss from discontinued operations
  (including loss on sale of net assets
    of $1,166 in 2002) net of income taxes                 -          -          -         (921)
                                                      --------   --------   --------   --------
          Income before cumulative effect of change
            in accounting principle                      3,939      3,206     13,937      9,809
Cumulative effect of adopting SFAS 142                     -          -          -       (4,637)
                                                      --------   --------   --------   --------

          Net income                                  $  3,939   $  3,206   $ 13,937   $  5,172
                                                      ========   ========   ========   ========

Earnings (loss) per common share - Basic
          Income from continuing operations           $    .28   $    .22   $    .97   $    .89
          Loss from discontinued operations                -          -          -         (.08)
          Cumulative effect of adopting SFAS 142           -          -          -         (.39)
                                                      --------   --------   --------   --------
             Net earnings                             $    .28   $    .22   $    .97   $    .43
                                                      ========   ========   ========   ========

          Basic weighted average shares                 13,921     14,671     14,317     12,041
                                                      ========   ========   ========   ========

Earnings (loss) per common share - Diluted
          Income from continuing operations           $    .27   $    .21   $    .93   $    .83
          Loss from discontinued operations                -          -          -         (.07)
          Cumulative effect of adopting SFAS 142           -          -          -         (.36)
                                                      --------   --------   --------   --------
             Net earnings                             $    .27   $    .21   $    .93   $    .40
                                                      ========   ========   ========   ========

          Diluted weighted average shares               14,600     15,580     15,031     12,978
                                                      ========   ========   ========   ========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands except share data)

                                                                                        August 3,    July 28,
                                                                                          2003         2002
                                                                                        ---------    ---------

                                     ASSETS
Current Assets:
                Cash and cash equivalents                                               $  81,523    $  86,210
                Accounts receivable                                                        16,525       14,486
                Costs incurred and income recognized in excess
                   of billings on uncompleted contracts                                     6,960        6,882
                Other receivables                                                             827          274
                Inventories, net of allowance of $2,737 in 2003
                  and $2,407 in 2002                                                       37,545       33,371
                Prepaid income taxes                                                          -            382
                Deferred taxes and other                                                    3,207        2,670
                                                                                        ---------    ---------
                             Total Current Assets                                         146,587      144,275
Property, Plant and Equipment, net                                                         22,406       22,231
Goodwill                                                                                   25,729       21,665
Intangibles, net of accumulated amortization of $403 in 2003
                and $145 in 2002                                                            1,542          423
Available-For-Sale Securities                                                                  75           46
Other Investments                                                                             162          195
Other Assets                                                                                1,063        1,367
                                                                                        ---------    ---------
                                                                                        $ 197,564    $ 190,202
                                                                                        =========    =========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
                Current portion of long-term debt                                       $     686    $     215
                Accounts payable and accrued expenses                                      14,026       12,857
                Income taxes payable                                                        2,670          -
                Reserve for contract losses                                                   736          820
                Advance payments on contracts                                                 856        1,371
                                                                                        ---------    ---------
                             Total Current Liabilities                                     18,974       15,263
Long-term Debt                                                                              6,403        5,684
Deferred Income Taxes                                                                       4,945        3,897
                                                                                        ---------    ---------
                                                                                           30,322       24,844
                                                                                        ---------    ---------
Commitments and Contingencies
Shareholders' Equity:
                Common stock, $.10 par value; authorized
                  20,000,000 shares; issued and outstanding
                  13,969,151 in 2003 and 14,680,960 in 2002                                 1,397        1,468
                Additional paid-in capital                                                104,551      116,579
                Retained earnings                                                          61,478       47,541
                Accumulated other comprehensive loss                                         (184)        (230)
                                                                                        ---------    ---------
                             Total Shareholders' Equity                                   167,242      165,358

                                                                                        ---------    ---------
                                                                                        $ 197,564    $ 190,202
                                                                                        =========    =========

For information at Herley contact:  Peg Guzzetti
                                    Investor Relations
                              Tel:  (717) 735-8117

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.